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                                                                    EXHIBIT 99.2

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CABOT CORPORATION CONSOLIDATED STATEMENTS OF INCOME
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Years ended September 30                                                       2002         2001
In millions, except per share amounts (unaudited)
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

Net sales and other operating revenues ...............................        $1,557       $1,670
Cost of sales ........................................................         1,128        1,237
                                                                              ------       ------
        Gross profit .................................................        $  429       $  433
                                                                              ======       ======
Selling and administrative expenses ..................................           219          208
Research and technical service .......................................            48           48
Special charges ......................................................            14           22
                                                                              ------       ------
        INCOME FROM OPERATIONS .......................................        $  148       $  155

OTHER INCOME AND EXPENSE

        Interest and dividend income .................................            (9)         (28)
        Interest expense .............................................            28           32
        Special charges (income) .....................................             3           (1)
        Other charges (income) .......................................            (8)           2
                                                                              ------       ------
                Total other income and expense .......................            14            5
                                                                              ------       ------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES ................           134          150
                                                                              ------       ------
Provision for income taxes ...........................................           (30)         (42)
Equity in net income of affiliated companies .........................             5           20
Minority interest in net income ......................................            (4)          (7)
                                                                              ------       ------
NET INCOME FROM CONTINUING OPERATIONS ................................           105          121

DISCONTINUED OPERATIONS:

        Income from operations of discontinued business,
          net of income taxes ........................................             1           --
        Gain on sale of business, net of income taxes ................            --            3
                                                                              ------       ------
NET INCOME ...........................................................           106          124
Dividends on preferred stock .........................................            (3)          (3)
                                                                              ------       ------
NET INCOME AVAILABLE TO COMMON SHARES ................................        $  103       $  121
                                                                              ======       ======

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
DILUTED EARNINGS PER SHARE OF COMMON STOCK

        Continuing Operations ........................................        $ 1.48       $ 1.62
        Discontinued Operations
                Income from Operations of Discontinued Business ......          0.02           --
                Gain on Sale of Business .............................            --         0.04
                                                                              ------       ------
        Net Income ...................................................        $ 1.50       $ 1.66
                                                                              ======       ======

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

        Diluted ......................................................            71           74
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